LUKENS INC. 1994 FORM 10-K:  EXHIBIT 10.15

                                              As amended on
                                              November 30, 1994

RETIREMENT PLAN FOR NON-EMPLOYEE DIRECTORS
OF LUKENS INC.



ARTICLE I.     PURPOSE

     1.1       The purpose of the Retirement Plan for Non-Employee
Directors of Lukens Inc. is to provide retirement benefits to Directors of Lukens Inc. (the "Company") who meet the eligibility requirements of the Plan.

ARTICLE II.    DEFINITIONS

     2.1 As used in this Plan, the following definitions apply to the terms indicated below:

               (a) "Base Retainer" means the regular active service annual retainer in effect on a Director's effective retirement date.

               (b)  "Board" means the Board of Directors of the Company.

               (c)  "Committee" means the Committee on the Board.

               (d)  "Director" means a duly elected member of the Board.

               (e) "Eligible Director" means a Director with at least five (5) years of continuous Service, who is not an Employee and who does not qualify to receive a retirement benefit under any pension plan of the Company or its Subsidiaries.

               (f) "Employee" means a person employed by the Company or its Subsidiaries in any capacity.

               (g) "Non-Employee Director" means any Director who is not a person employed by the Company or its Subsidiaries in any capacity.

               (h)  "Normal Retirement" means retirement from the Board at age
                    70.

               (i) "Plan" means this Retirement Plan for Non-Employee Directors of Lukens Inc. as amended and restated from time to time.

               (j)  "Service" means Service as a Non-Employee Director.

               (k) "Subsidiary" means any corporation organized and existing under the laws of the United States, or any state thereof, of which the

                    Company shall own all of the stock (except Directors' qualifying shares) entitled to vote for the election of Directors, or any successor thereto.

ARTICLE III.   EFFECTIVE DATE

     3.1   This Plan shall be effective as of January 28, 1987.

ARTICLE IV     PARTICIPATION

     4.1 Any Director serving on the Board on or after the Effective Date who is not also an Employee shall participate in the Plan upon completion of five years of continuous Service.

ARTICLE V.     RETIREMENT BENEFITS

     5.1       Normal Retirement Benefit:  An Eligible Director's
               -------------------------
annual Normal Retirement benefit under this Plan shall be computed as follows:

               (a) An amount equal to fifty percent (50%) of the Eligible Director's Base Retainer at the time of retirement for the first five years of Service; plus

               (b) An amount equal to ten percent (10%) of the Eligible Director's Base Retainer at the time of retirement for each full year of Service beyond five years up to a maximum of ten years.

     5.2 An Eligible Director who elects to retire prior to his Normal Retirement date shall receive a benefit computed in accordance with Section 5.1 with no reductions, which will commence on the first day of the month next following the calendar quarter in which the effective date of an Eligible Director's retirement occurs.

     5.3 An Eligible Director who elects to retire after his Normal Retirement date may so retire at any time on or before the date that he reaches age 71. In such case, the Eligible Director's benefit shall be computed in accordance with Section 5.1 and will commence on the first day of the month next following the calendar quarter in which the effective date of the Eligible Director's retirement occurs. (As amended on March 27, 1991)

ARTICLE VI.    PAYMENT AND DURATION OF RETIREMENT BENEFITS

     6.1 All retirement benefits shall be payable in monthly installments on the first day of each month. An Eligible Director's retirement benefit shall be payable for a number of years equal to such Director's full years of Service on the Board, but for no more than ten years. Such payments shall commence on the first day of the month next following the calendar quarter in which the effective date of an Eligible Director's retirement occurs. In the event of the death of an Eligible Director, the benefits which would have been payable hereunder to such Eligible Director shall be paid to the Eligible Director's designated beneficiary, if any, for the remainder of the term that such benefits would have been paid to the Eligible Director. (As amended on November 30, 1994)

ARTICLE VII.   NO FUNDING

     7.1 This Plan shall not be deemed to create any trust, escrow or other funding arrangement. No retirement benefit payable hereunder shall be considered segregated funds and all such amounts shall, at all times prior to the payment of same, be and continue to be the property of the Company commingled with its other assets. The right of any Eligible Director to benefits under this Plan shall be an unsecured claim against the general assets of the Company.

ARTICLE VIII.  PLAN ADMINISTRATION

     8.1 The general administration of this Plan and the responsibility for carrying out its provisions shall be vested in the Committee. The Committee may adopt such rules and regulations as it may deem necessary for the proper administration of this Plan, and its decision in all matters shall be final, conclusive, and binding. If one or more members of the Committee are disqualified by personal interest from taking part in a particular decision, the remaining member or members of the Committee (although less than a quorum) shall have full power to act on the matter. The Committee may delegate to the benefits department of the Company the responsibility for day to day administration of this Plan .

ARTICLE IX.    TERMINATION OF THE PLAN

     9.1 The Board reserves the right to terminate this Plan at any time without the consent of any current or former Director. Upon termination of this Plan, all Eligible Directors shall continue to have the right to receive benefits earned and accrued hereunder prior to such termination.


ARTICLE X.     AMENDMENT OF THE PLAN

     10.1 The Board has the right to amend this Plan at any time and from time to time without the consent of any current or former Director, provided, however, that no amendment shall divest any Eligible Director of rights to which he would have been entitled under Section 9.1 if the Plan had been terminated on the effective date of such amendment.

ARTICLE XI.    CHANGE IN CONTROL

     11.1 Within sixty days of a Change in Control as defined in Section 11.2, any Eligible Director shall receive a lump sum payment under this Plan. This lump sum payment will be the present value of the annuity that would have been payable under Articles V and VI of the Plan as if the Eligible Director had retired as of the date of a Change in Control. For this purpose, present value will be calculated using the Pension Benefit Guaranty Corporation interest rate that would be used on that date for purposes of determining lump sum distributions upon plan termination.

     11.2 For purposes of the Plan, the term "Change in Control" shall mean any of the following events:

               (1) (a) any "person" or "group" (as such terms are used in Section 3(a)(9), 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), considered together with its or their "affiliates" and "associates" (as such terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended), is or becomes the beneficial owner (as defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended), or acquires or holds voting control, directly or indirectly, of securities of the Company which, when considered together with any other securities held by such person or group or their affiliates or associates which by their terms are convertible, even if not then convertible, represent twenty percent (20%) or more of the voting power of the then outstanding securities of the Company, and (b) the Board as it existed immediately prior to any such acquisition of or change in ownership or control, after having been advised thereof, does not, within ten (10) days after being so advised, adopt a resolution specifically determining that such acquisition of or change in ownership or control does not constitute a change of control event within the meaning of this paragraph: or

               (2) A change in the composition of a majority of the Board within twenty-four (24) months after any "person" or "group" (as such terms are used in Sections 3 (a)(9), 13 (d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), considered together with its or their "affiliates" or "associates" (as such terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended), is or becomes the beneficial owner (as defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended) or acquires or holds voting control, directly or indirectly of securities of the Company which, when considered together with any other securities held by such person or group or their affiliates or associates which by their terms are convertible, even if not then convertible, represent twenty percent (20%) of the voting power of the then outstanding securities of the Company; or

               (3) (a) Any "person" or "group" (as such terms are used in Section 3(a)(9), 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) commences a tender offer or exchange offer for securities of the Company if, upon consummation thereof, the offeror, considered together with its "affiliates" and "associates" (as such terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended), would own or control, directly or indirectly, securities of the Company which, when considered together with any other securities held by such person or group or their affiliates or associates which by their terms are convertible, even if not then convertible, represent thirty percent (30%) or more of the voting power of the then outstanding securities of the Company, and
(b) the Board as it existed immediately prior to any such offer, after having been advised thereof, does not, within ten (10) business days after being so advised, adopt a resolution specifically determining that such offer does not constitute a change of control event within the meaning of this paragraph.

     11.3 The terms "person" and "group," as used in this Article 11, shall not include (i) the Company; (ii) any corporation in which the Company owns, directly or indirectly, voting securities sufficient to elect at least a majority of the directors of such corporation; (iii) any employee benefit plan of the Company or of any corporation described in clause (ii) above; (iv) any individual or entity organized, appointed or established by the Company for, or pursuant to, the terms of any employee benefit plan described in clause (iii) above .

     11.4 Payment of the lump sum payment described in Section 11.1 shall constitute full payment of all obligations of the Company under this Plan.

ARTICLE XII.   MISCELLANEOUS PROVISIONS

     12.1      Gender and Number: The masculine pronoun wherever used herein
               -----------------
shall include the feminine gender; and the feminine, the masculine, and the singular number as used herein shall include the plural unless the context clearly indicates otherwise.

     12.2      No Agreement to Retain Directors:  This Plan does not in any way
               --------------------------------
obligate the shareholders of the Company to continue to retain a Director on the Board, nor does this Plan limit the right of such shareholders to terminate a Director's Service on the Board.

     12.3      Rights Non-Assignable: No retirement benefit payable hereunder
               ---------------------
may be assigned, pledged, mortgaged or hypothecated and, to the extent permitted by law, no such retirement benefit shall be subject to legal process or attachment for the payment of any claims against and person entitled to receive the same.

     12.4      Payment to Incompetents:  If an Eligible Director entitled to
               -----------------------
receive any retirement benefit payments hereunder is adjudged by a court of competent jurisdiction to be legally incapable of giving valid receipt and discharge for such retirement benefit, such payments shall be paid to the duly appointed guardian of the Eligible Director. Such payments shall, to the extent paid, be deemed complete discharge for liabilities of the Company under this Plan.

     12.5      Loss of Benefits:  At the sole discretion of the Committee, and
               ----------------
after written notice to the Eligible Director, rights to receive any retirement benefit under the Plan may be forfeited, suspended, reduced or terminated in cases of gross misconduct by the Eligible Director, as determined by the Committee, or of any conduct, activity or competitive occupation which is reasonably deemed to be prejudicial to the interests of the Company or a Subsidiary.

     12.6      Withholding:  Payments made by the Company under this Plan to any
               -----------
Eligible Director shall be subject to withholding as shall, at the time of such payment, be required under any income tax or other laws, whether of the United States or any other jurisdiction.

     12.7      Successorship:  It is the intent that the obligations of the
               -------------
Company to pay benefits accrued or payable hereunder shall be binding upon any successor corporation or organization which shall succeed to substantially all of the assets and business of the Company and the term "Company" wherever used herein shall mean and include any such corporation or organization after such succession and such obligations shall be deemed to have been expressly assured by any such corporation or other organization.

     12.8      Expenses:  All expense and costs incurred in the
               --------
operation of this Plan shall be paid by the Company.

     12.9      Titles and Headings:  The titles to articles and
               -------------------
headings of sections of this Plan are for convenience or reference only; and in case of any conflict, the text of the Plan, rather than such titles and headings, shall control.

     12.10     Acceptance:  The acceptance of payments under this
               ----------
Plan by any Eligible Director constitutes his acceptance of the terms of the Plan and his agreement to be bound thereby.

     12.11     Governing Law & Severability:  This Plan shall be construed in
               ----------------------------
accordance with the laws of the Commonwealth of Pennsylvania to the extent not superseded by any federal law. In the event any provision hereof shall be held illegal or invalid for any reason, the remaining provisions shall be construed and enforced as if such illegal or invalid provisions had never been contained herein.

As adopted by the Board of Directors on March 30, 1988 and amended by the Board of Directors on June 27, 1990, March 27, 1991 and November 30, 1994.



Dated:  __________________                      ________________________________
                                                   William D. Sprague, Secretary